Exhibit 99.1

Press Release dated May 28, 2004

NEWS RELEASE

FOR RELEASE FRIDAY, MAY 28, 2004 AT 7:30 A.M. EDT

Contacts:	W. Brian Kretzmer	James W. Dolan
	MAI Systems Corporation	MAI Systems Corporation
	Chief Executive Officer	Chief Financial Officer
	949-598-6160	949-598-6404
	brian.kretzmer@maisystems.com	james.dolan@maisystems.com

MAI Systems Reports First Quarter 2004 Results

LAKE FOREST, CA (May 28, 2004) . . . MAI Systems Corporation (OTCBB: MAIY.OB) announced today that its first quarter 2004 revenue, net income, and income per share from continuing operations were $5.2 million, $0.2 million, and $0.01 respectively. This compares to $5.2 million, $0.3 million, and $0.02 for the first quarter 2003.

MAI Systems Corporation, headquartered in Lake Forest, California has worldwide offices for Hotel Information Systems, Inc. sales and service. Hotel Information Systems, Inc. provides total enterprise management solutions, improving critical operations and profitability for global lodging organizations. For information on the Company’s innovative hospitality solutions, call toll-free       800-497-0532, or visit the Hotel Information Systems website at www.hotelinfosys.com.  MAI Systems Corporation can be found on the World Wide Web at www.maisystems.com.

Certain statements in this news release may constitute “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, declining economic conditions, including a slowdown or recession; future terrorist activities affecting the hospitality industry; the Company’s ability to retain and increase revenue from existing clients and to execute agreements with new clients; the successful implementation of strategic relationships with other vendors and service providers; the competitive nature of the market for our software products and services; rapid technological change in the software industry and possible delays in development or shipment of new versions of key product lines; the Company’s ability to attract and retain qualified technical and management personnel; inability to control costs; changes in our product pricing; changes in business strategy or development plans; and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other interim reports filed from time to time with the Securities and Exchange Commission. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

TABLE FOLLOWS

MAI SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	(in thousands, except per share data)
	2003	2004
Revenue:
Software	$1,130	$1,289
Network and computer equipment	149	74
Services	3,907	3,809
Total revenue	5,186	5,172

Direct costs:
Software	207	321
Network and computer equipment	91	60
Services	1,174	1,069
Total direct costs	1,472	1,450

Gross profit	3,714	3,722

Selling, general and administrative expenses	2,531	2,348
Research and development costs	682	892
Other operating expense (income)	(51)	3

Operating income	552	479

Interest income	1	—
Interest expense	(350)	(291)
Other non-operating expense	—	(16)

Income before income taxes	203	172

Income tax benefit (expense)	59	(6)

Net income	$262	$166

Net income per share:

Basic income per share	$0.02	$0.01

Diluted income per share	$0.02	$0.01

Weighted average common shares used in determining income per share:

Basic	14,426	14,575
Diluted	14,876	14,875